[PLUNKETT COONEY LETTERHEAD]
Exhibit 5.2
June 17, 2011
Park-Ohio Industries, Inc.
23000 Euclid Avenue
Cleveland, Ohio 444117
Ladies and Gentlemen:
     We have acted as special Michigan counsel to Induction Management Services, LLC, a Michigan limited liability company (“Induction”), in connection with the proposed issuance and exchange (the “Exchange Offer”) of up to $250,000,000 aggregate principal amount of the 8.125% Senior Notes due 2021 (the “Exchange Notes”) of Park-Ohio Industries, Inc., an Ohio corporation (the “Company”) and the sole Member of Induction, and the guarantee of the Exchange Notes pursuant to the Indenture (as defined below) and including the notation of Note Guarantees (as defined in the Indenture) (the “Exchange Guarantees” and, together with the Exchange Notes, the “Securities”) registered under the Securities Act of 1933 (the “Securities Act”) by the Company and the additional registrants identified on Exhibit A to this opinion, including Induction (the additional registrants identified on Exhibit A are hereinafter referred to collectively as the “Guarantors”), for an equal principal amount of the Company’s outstanding 8.125% Senior Notes due 2021 (the “Outstanding Notes”) and the guarantee of the Outstanding Notes by the Guarantors (the “Outstanding Guarantees” and, together with the Outstanding Notes, the “Outstanding Securities”). The Outstanding Securities have been, and the Securities will be, issued pursuant to the Indenture, dated as of April 7, 2011, among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Indenture”).
     In connection with the opinions expressed herein, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to (1) an executed copy, certified or otherwise identified to our satisfaction, of the Indenture, and (2) a copy of the Registration Statement on Form S-4 relating to the Exchange Offer (the “Registration Statement”), certified or otherwise identified to our satisfaction, in the form proposed to be filed by the Company and the Guarantors with the Securities and Exchange Commission under the Securities Act. The Indenture and the Registration Statement are hereinafter referred to collectively as the “Transaction Documents”.
     In addition to the Transaction Documents, we also have examined (i) the Articles of Organization of Induction filed with the Michigan Department of Labor Economic Growth Bureau of Commercial Services (the “Michigan Bureau”) on June 22, 2004 as certified by the Michigan Bureau; and (ii) the Second Amended and Restated Operating Agreement of Induction,

certified as true, complete and correct by the Secretary of Induction (collectively, the “Governing Documents”).
     In addition, and without limiting the foregoing, we have, with your permission and without independent investigation, assumed the following in connection with the opinions rendered below:
(i)	the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to such original documents of all documents submitted to us as certified, conformed, photographic or telecopied copies;

(ii)	the genuineness of all signatures and the legal capacity of each person signatory to any of the documents reviewed by us;

(iii)	there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Indenture, the Securities or the Outstanding Securities; and

(iv)	that the Public Certificates have been properly given and are accurate as of the date thereof and as of the date of this opinion.
     Based upon the foregoing, and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:
1.	Induction is a Michigan limited liability company existing and in good standing under the laws of the State of Michigan, with the limited liability company power and authority to execute, deliver and perform the Exchange Guarantees.

2.	The Exchange Guarantee of Induction has been authorized by all necessary limited liability company action of Induction.

3.	The Exchange Guarantee, when executed and delivered by Induction in accordance with the terms of the Exchange Offer in exchange for the Outstanding Guarantees of Induction will be validly issued by Induction.

4.	The execution, delivery and performance of the Exchange Guarantees do not, on the date hereof, violate (i) the Governing Documents or (ii) any statute, rule or regulation of the State of Michigan known to us to be generally applicable to financing transactions of the type contemplated by the Transaction Documents, excluding the Michigan Uniform Securities Act and any rules and regulations promulgated thereunder.

     The opinions rendered in paragraph (1) above with respect to the corporate existence of Induction is based solely on the Public Certificates. No opinion is expressed herein as to the good standing of Induction. In rendering the foregoing opinions, we have assumed that (i) the Registration Statement will have become effective, (ii) the resolutions authorizing Induction to issue the Securities will be in full force and effect at the time at which the Securities are issued, and (iii) all Securities will be issued in compliance with applicable federal and state securities laws.
     The opinions expressed herein are limited to the matters stated herein and no opinion may be implied or inferred beyond the matters expressly stated herein. In no way limiting the generality of the foregoing, no opinions are expressed herein as to the enforceability of any document or agreement, including, without limitation, the Securities and the Outstanding Securities. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement these opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur. The opinions expressed herein are further limited in all respects to the laws of general application of the State of Michigan which, in our experience, are normally applicable to transactions of the type contemplated in the Transaction Documents. No opinion is expressed herein with respect to the laws of any other jurisdiction or to the local laws, ordinances or rules of any municipality, county or political subdivision of the State of Michigan.
     This opinion is furnished solely for the benefit of the Company and the benefit of Jones Day (which is hereby entitled to rely on this opinion) in connection with the transactions contemplated by the Transaction Documents. No other person or entity shall be entitled to rely on this opinion without our express written consent in each instance. This opinion letter is not to be quoted in whole or part or otherwise referred to, nor is it to be filed with or disclosed to any governmental agency or other person, without our prior written consent in each instance; provided, however, we consent to the Company’s and the Guarantors’ filing this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. By so consenting, we do not imply or admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ PLUNKETT COONEY, P.C.

EXHIBIT A
NAME OF GUARANTOR
STATE OR OTHER
JURISDICTION OF
INCORPORATION OR
ORGANIZATION

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